UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2011

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, ID 83705

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

MWI Veterinary Supply Co. (“MWI”) and Merial Limited (“Merial”) entered into a Second Amendment to 2010-2011 Merial Independent Sales Agent Agreement (“Agreement”) effective February 20, 2011, which was delivered by Merial to MWI on April 20, 2011.  Under the Agreement, other than for those products manufactured or marketed by Merial, MWI is prohibited from selling or promoting fipronil-containing products.  The Agreement also extends the term of the Agreement to December 31, 2012, and commission and rebate rates are amended.  The parties may terminate the Agreement without cause and without penalty upon 120 days written notice.  If the termination occurs without cause and less than 120 days written notice then a Termination Fee must be paid as defined in the Agreement.  Additionally, either party may terminate the Agreement with 30 days written notice upon material breach if the other party does not cure the breach.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.
Date: April 22, 2011	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer